UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place	,	Houston	,	Texas	77056
(Address of principal executive offices)					(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $0.001 per share	WFTIQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Christoph Bausch, Executive Vice President and Chief Financial Officer of Weatherford International plc (the “Company”), will step down effective November 14, 2019 and will be leaving the Company on November 30, 2019 after transitioning his responsibilities. In conjunction with his departure from the Company, Mr. Bausch will be entitled to certain benefits and compensation under the Company’s pre-existing compensation plans and applicable policies and related agreements, forms of which are on file with the Securities and Exchange Commission (the “SEC”) and described in the Company’s annual proxy statement filed with the SEC on April 30, 2019 (the “Proxy Statement”), as well as subsequent Company filings on Form 8-K. Receipt of these benefits is subject to his execution of a general release of claims in favor of the Company. These include benefits under our Swiss pension plan, our 2010 Omnibus Share Plan and related award agreements. Mr. Bausch’s departure was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s accounting practices or financial statements.

As previously disclosed, on July 1, 2019, the Company, Weatherford International Ltd., and Weatherford International, LLC commenced voluntary cases under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas. On September 11, 2019, the Bankruptcy Court entered an order, Docket No. 343, confirming the Company’s Second Amended Joint Prepackaged Plan of Reorganization (the “Plan”). The Plan contemplates certain changes to the composition of the board of directors (the “Board”) and senior management of the Company in conjunction with the Company’s emergence from bankruptcy, such as the matters disclosed in this Item 5.02.

Appointment of Chief Financial Officer

The Board has appointed Christian A. Garcia to serve as the Company’s Executive Vice President and Chief Financial Officer, effective January 6, 2020.

Mr. Garcia, 56, served as Executive Vice President and Chief Financial Officer of Visteon Corporation from October 2016 to October 2019. Prior to this role, Mr. Garcia served in various executive and leadership roles at Halliburton Company, including as Senior Vice President and Acting Chief Financial Officer, Chief Accounting Officer, and Treasurer. Mr. Garcia also served as a director of the Keane Group from March 2017 to October 2019. Mr. Garcia has a Bachelor of Science in Business Economics from the University of the Philippines and a Master of Science in Management in Finance from Purdue University, and brings extensive financial and oilfield services experience to the Company.

Employment and Compensatory Arrangements for Mr. Garcia

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Garcia will receive the following compensation pursuant to an offer letter he entered into with the Company:

(1)    annual base salary of $675,000;

(2)    a sign-on bonus of $500,000, which is subject to a repayment schedule in the event that Mr. Garcia (i) does not begin employment on or around January 6, 2020 or (ii) leaves employment with the Company without Good Reason or his employment is otherwise terminated for Cause (both as defined in the CIC Agreement referenced below) before October 31, 2022;

(3)    eligibility to participate in the Company’s Executive Non-Equity Incentive Compensation Plan, with threshold, target and superior metrics (expressed as a percentage of base salary) set at 50%, 100% and 200%;

(4)    subject to approval of the Board, a long-term equity incentive award of $2,000,000, consisting of restricted share units, vesting in equal installments over a three year period, to be granted on the later of (i) January 6, 2020 or (ii) the date on which the Company emerges from its current chapter 11 bankruptcy proceedings, in each case, based on the share price at the time of grant and based on the terms of the Company’s then-current management incentive plan; and

(5)    subject to approval of the Board, eligibility to participate in the Company’s annual long-term incentive plan and to receive long-term incentive awards the same as similarly situated officers, subject to the Company’s then-current management incentive plan. For the year 2020, the Company’s Compensation Committee has recommended an award value of $2,300,000 for Mr. Garcia to the Board.

Mr. Garcia will also be eligible for relocation allowances and other benefits and will be subject to plans and policies in connection with his employment, as applicable to similarly situated officers of the Company.

The Company will enter into a Change in Control Agreement with Mr. Garcia (the “CIC Agreement”) that has a term of two years, automatically renewing if a change of control (as defined therein) has not occurred, unless the Company provides notice of its intent not to renew. Under the terms of the CIC Agreement, if, during the term of the CIC Agreement, Mr. Garcia’s employment is terminated in connection with a change in control, he will be entitled to receive:

•
a lump sum cash payment equal to three times the sum of the highest base salary received in the preceding three years and the annual incentive cash compensation averaged over the preceding three years;

•	any accrued salary, annual target incentive cash compensation for the year of termination and vacation pay, pro-rated to the date of termination;

•	continuation for three years of all dental and health benefits, provided he remains responsible for his monthly employee contribution; and

•	reasonable outplacement services upon request for a period of up to six months beginning with the first full month after termination.
Upon a change in control, Mr. Garcia’s equity awards will vest and any applicable forfeiture restrictions will lapse.

Mr. Garcia will also be subject to the then current executive severance guidelines as applicable to similarly situated officers of the Company.

In addition, the Company and one of its primary subsidiaries will enter into customary officer indemnification agreements (deeds of indemnity) with Mr. Garcia upon joining the Company.

Further information as to the Company’s current employee benefit plans or arrangements currently existing and in which Mr. Garcia will participate or have right, including in furtherance of the above, is described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on April 30, 2019 and subsequent filings on Form 8-K.

There are no arrangements or understandings between Mr. Garcia and any other persons pursuant to which Mr. Garcia was selected to act as the Executive Vice President and Chief Financial Officer of the Company. Mr. Garcia does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Interim Chief Financial Officer

The Board has appointed Stuart Fraser, Chief Accounting Officer and Corporate Controller, to serve as the Company’s Chief Financial Officer, effective November 14, 2019, on an interim basis until Mr. Garcia joins the Company. Mr. Fraser, 52, joined the Company in March 2015 as Vice President and Corporate Controller. In April 2016 he assumed the role of Vice President of Finance and Purchasing, Sourcing and Logistics for Global Operations and in April 2018, he assumed the role of Chief Accounting Officer and Corporate Controller. Prior to joining the Company, Mr. Fraser held a number of positions with increasing responsibility in the areas of finance, accounting and corporate tax with Schlumberger Limited and its affiliates, beginning in 1996. Mr. Fraser is a chartered accountant with over 20 years of financial experience in the oilfield service industry and holds a Bachelors of Business degree in accounting from Edith Cowan University in Perth, Australia.

There are no arrangements or understandings between Mr. Fraser and any other persons pursuant to which Mr. Fraser was selected to act as the interim Chief Financial Officer of the Company. Mr. Fraser does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The compensation arrangements for Mr. Fraser as disclosed in the Proxy Statement and subsequent Company filings on Form 8-K remain in effect as of this time, although changes may occur in the future.

Item 7.01	Regulation FD Disclosure.

On November 14, 2019, the Company issued two press releases describing certain of the matters in Item 5.02 of this Current Report on Form 8-K. A copy of each press release is furnished as Exhibit 99.1 and Exhibit 99.2 to this report and incorporated by reference herein. The information provided pursuant to this Item 7.01 is “furnished” and shall not be deemed to be “filed” with the SEC or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Description
99.1	Press release issued by Weatherford International plc regarding Mr. Bausch on November 14, 2019
99.2	Press release issued by Weatherford International plc regarding Mr. Garcia on November 14, 2019
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: November 14, 2019
/s/ Christina M. Ibrahim
Christina M. Ibrahim
Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary